EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

Fourth Quarter Net Income from Continuing Operations – $24.3 million or $0.56 per Diluted Share

Fiscal Year Net Income from Continuing Operations – $128.6 million or $2.84 per Diluted Share

LOUISVILLE, Ky. (February 27, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2005. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2005 increased 11% to $989 million from $893 million in the same period last year. Net income from continuing operations for the fourth quarter of 2005 totaled $24.3 million or $0.56 per diluted share compared to $26.6 million or $0.63 per diluted share in the fourth quarter last year.

Operating results for the fourth quarter of 2005 included certain items that, in the aggregate, increased net income by approximately $2.2 million or $0.05 per diluted share. These items included pretax income of $2.8 million related to a favorable bad debt adjustment in the Company’s pharmacy business, pretax income of $1.7 million related to favorable settlements of prior year hospital Medicare cost reports, pretax income of $0.5 million from the dissolution of a pharmacy partnership interest, pretax income of $0.5 million from insurance recoveries related to hurricane losses, a pretax charge of $2.6 million for investment banking services and consulting fees, and a $0.2 million favorable pretax adjustment related to accrued reorganization costs.

Operating results for the fourth quarter of 2004 included certain items that, in the aggregate, increased net income by approximately $1.5 million or $0.04 per diluted share. These items included pretax income of $5.7 million for professional liability costs and a pretax charge of $3.3 million related to the write-off of a clinical information systems project.

Discontinued Operations

During 2004 and 2005, the Company completed several transactions related to the divestiture of unprofitable businesses, including the divestiture of three nursing centers in the fourth quarter of 2005. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s condensed consolidated statement of operations for all historical periods.

For the fourth quarter of 2005, the Company reported net income from discontinued operations totaling $2.2 million or $0.05 per diluted share compared to breakeven results in the fourth quarter of 2004. Operating results for discontinued operations in both periods included favorable pretax adjustments resulting from a change in estimate for professional liability reserves related primarily to the Company’s Florida and Texas nursing centers that were substantially divested in 2003. These pretax adjustments aggregated $5.6 million ($3.4 million net of income taxes or $0.08 per diluted share) in the fourth quarter of 2005 and $7.0 million ($4.3 million net of income taxes or $0.10 per diluted share) in the fourth quarter of 2004.

The Company reported a net loss of $0.9 million or $0.02 per diluted share related to the divestiture of discontinued operations in the fourth quarter of 2005 compared to a net loss of $7.2 million or $0.17 per diluted share in the fourth quarter of 2004.

At December 31, 2005, the Company held for sale two hospitals and one nursing center. Assets not sold at December 31, 2005 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the Company’s condensed consolidated balance sheet. The Company expects sales proceeds from these divestitures to approximate $12 million in 2006.

Other Fourth Quarter Information

The Company announced in December 2005 that it had obtained lender approval to increase the amount of available credit under its revolving credit agreement from $300 million to $400 million and to increase the amount of permitted acquisitions from $400 million to $500 million, among other things. The Company obtained lender commitments for the increased credit capacity and closed the transaction in February 2006. At December 31, 2005, the remaining permitted acquisition amount aggregated $352 million.

During the fourth quarter of 2005, the Company repurchased approximately 1,753,000 shares of its common stock at an aggregate cost of approximately $48 million.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2005 increased 12% to $3.9 billion from $3.5 billion in 2004. Net income from continuing operations totaled $128.6 million or $2.84 per diluted share in 2005 compared to $87.3 million or $2.06 per diluted share in 2004.

Operating results for 2005 included certain items that, in the aggregate, increased net income by approximately $37.8 million or $0.83 per diluted share. In addition to the items reported in the fourth quarter, these items related primarily to favorable settlements of prior year hospital Medicare cost reports, a special employee recognition payment to non-executive caregivers and employees, a charitable donation, a retroactive nursing center Medicaid rate increase related to a prior year, hurricane related costs and a favorable adjustment related to accrued reorganization costs.

Operating results for 2004 included certain items that, in the aggregate, increased net income by approximately $2.3 million or $0.06 per diluted share.

Discontinued Operations

In 2005, the Company reported net income from discontinued operations totaling $17.7 million or $0.39 per diluted share compared to a net loss of $0.9 million or $0.02 per diluted share in 2004. Favorable pretax adjustments related to changes in estimates for professional liability reserves totaled $42.3 million ($26.0 million net of income taxes or $0.58 per diluted share) for the year ended December 31, 2005 and $18.0 million ($11.1 million net of income taxes or $0.26 per diluted share) for the same period of 2004.

Net losses related to the divestiture of discontinued operations for the year ended December 31, 2005 aggregated $1.4 million or $0.03 per diluted share compared to $15.8 million or $0.37 per diluted share for the same period of 2004.

Management Commentary

“We are pleased with our fourth quarter results, with each of our operating divisions contributing to our success,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “Our hospitals reported 7% same-store admissions growth compared to last year, while continued growth in commercial and managed care revenues and improved operating efficiencies contributed to a solid quarter for this division. Our nursing centers rebounded well in the quarter, with stronger Medicare volumes and reduced contract labor costs from third quarter levels. Our KPS pharmacy business completed its third acquisition of 2005 during the fourth quarter while also reporting organic customer growth in its same-store operations. We also gained momentum in Peoplefirst rehabilitation through enhanced recruiting and reduced contract labor from the third quarter.”

Commenting on the Company’s full-year results, Mr. Diaz remarked, “Our results for fiscal 2005 reflect solid performance on a number of fronts. Our overall revenue growth of 12% reflected continued growth in each of our four divisions. In our hospital division, 5% growth in same-store admissions, along with improvements in our clinical, customer service and quality measures, led the way to another successful year. Fiscal 2005 also marked an exciting year of growth and expansion in our KPS pharmacy business. The successful integration of three acquisitions, organic customer growth at our existing pharmacies and significant investments in preparation for the new Medicare prescription drug benefit in 2006 all made for a highly productive year for our KPS team. While our nursing center financial results were somewhat disappointing in 2005, we significantly improved the quality of care delivered to our residents as we continue to reposition this business to care for more Medicare and managed care patients in the future. Our Peoplefirst rehabilitation business also made progress in building its recruiting capabilities, filling open positions, reducing contract labor and positioning itself for anticipated future external customer growth.”

Mr. Diaz commented on the Company’s acquisition and development activities, noting, “In addition to our pharmacy acquisitions, we opened two pharmacies and added two hospitals to our portfolio in 2005. We are continuing to make progress toward the completion of the Commonwealth acquisition, a transaction that will provide growth opportunities in each of our four business lines. In addition, we recently expanded both our revolving credit capacity and acquisition capabilities by $100 million. As in the past, we will continue to seek acquisition and strategic opportunities to enhance shareholder value.”

Mr. Diaz also commented on the Company’s overall financial position and cash flows, noting, “As a result of a strong fourth quarter, we reported cash flows from operations totaling $263 million for all of 2005. Our cash balances at the end of the year increased to $83 million and there were no outstanding borrowings under our revolving credit facility at the end of the year. Our operating cash flows during 2005 were primarily used to finance $126 million in capital expenditures to maintain and improve our existing facilities, $115 million in acquisitions and $48 million toward the fourth quarter repurchase of our common stock.”

Mr. Diaz further commented, “Fiscal 2005 also was a year highlighted by the remarkable commitment of our employees to our patients and their families. Among the many accomplishments across the Company, the examples of selfless acts of heroism by our people during the Hurricane Katrina and Hurricane Rita disasters made us all feel proud to be part of Kindred.”

Proposed Regulatory Changes

On January 19, 2006, the Centers for Medicare and Medicaid Services (“CMS”) issued proposed regulatory changes regarding Medicare reimbursement to long-term acute care hospitals (the “Proposed Hospital Rule”). As previously disclosed, based upon the Company’s historical Medicare patient volumes, the Company expects that the Proposed Hospital Rule would reduce Medicare revenues to the Company’s hospitals associated with short stay outliers and high cost outliers between $115 million and $120 million on an annual basis. This estimate does not include the negative impact resulting from the elimination of the annual market basket adjustment to the Medicare payment rates that also is contained in the Proposed Hospital Rule. The annual market basket adjustment has typically ranged between 3% and 4%, or approximately $25 million to $30 million in annual revenues. The Proposed Hospital Rule would be effective for discharges occurring on or after July 1, 2006 through June 30, 2007. The Proposed Hospital Rule is subject to a 60-day public comment period, and as such, is subject to change.

Mr. Diaz commented, “We are working in consultation with our trade associations and other advocacy groups during the 60-day public comment period to demonstrate the significant negative impact that the Proposed Hospital Rule would have on our shared goal with CMS of ensuring that Medicare beneficiaries who need long-term acute care hospital services receive high quality care in the most appropriate setting. We believe this goal is best achieved by developing certification criteria to ensure that the most medically complex patients are treated in long-term acute care hospitals and that these facilities have the resources and capabilities to treat those patients.”

Nursing Center Divestitures

In December 2005, the Company announced an agreement to acquire ten unprofitable leased nursing centers for resale in exchange for two owned hospitals. The agreement provided for the Company to lease the two hospitals for approximately the same annual rents that are currently paid for the ten nursing centers.

As a result of the Proposed Hospital Rule, the parties have agreed to postpone the proposed transaction pending the final outcome of the Proposed Hospital Rule. This transaction is subject to certain approvals and other conditions to closing. There can be no assurance that the transaction will close or will not be modified based upon the final outcome of the Proposed Hospital Rule.

No Earnings Guidance for 2006

As a result of uncertainties related to a number of regulatory changes that will impact each of its four operating divisions in 2006, the Company is not providing 2006 earnings guidance at this time. In addition to the Proposed Hospital Rule, a revised Medicare patient classification system for nursing centers known as “RUGs refinement” will impact the operating results for both the Company’s nursing centers and Peoplefirst rehabilitation businesses in 2006. The implementation of Medicare Part B therapy caps in 2006 also is expected to affect the operating results of the Company’s nursing center and Peoplefirst rehabilitation services divisions. In addition, the implementation of the Medicare Part D drug benefit that became effective January 1, 2006 will impact a significant portion of the Company’s KPS pharmacy business. There is also uncertainty with respect to the previously disclosed rent reset option available to the Company’s primary landlord, Ventas, Inc. (“Ventas”) (NYSE:VTR).

Issues Associated with Outstanding Warrants

The Company’s Series A warrants (NASDAQ:KINDW) and Series B warrants (NASDAQ:KINDZ) will expire on April 20, 2006. Each Series A warrant allows the holder to purchase two shares of the Company’s common stock at an aggregate price of $30.00, while each Series B warrant allows the holder to purchase two shares of common stock at an aggregate price of $33.33. At December 31, 2005, there were outstanding 1,859,534 Series A warrants and 4,630,343 Series B warrants.

Effective February 27, 2006, the Company successfully amended the warrant agreement governing its Series A warrants and its Series B warrants. The amendment implements a cashless exercise procedure offering warrants holders the option to pay the exercise price for the warrants in the form of shares of the Company’s common stock acquired upon the exercise of such warrants. The cashless exercise procedure will be available to current and subsequent warrant holders beginning February 27, 2006. The warrant agreement did not previously provide for a cashless exercise procedure.

To the extent warrant holders do not avail themselves of the cashless exercise procedure, the Company intends to repurchase shares of its common stock in the open market with the cash proceeds from the exercise of the warrants over time and subject to market conditions. The Company’s diluted earnings per share is derived by use of the treasury stock method of accounting, which assumes that warrants are converted and shares of common stock are repurchased simultaneously. Since the Company’s repurchase of its common stock in the open market is subject to certain daily trading volume limitations, the actual dilution resulting from the exercise of the warrants in 2006 may be higher than the levels reported in its historical financial statements.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its Master Lease Agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals, including the Proposed Hospital Rule, and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (h) national and regional economic conditions, particularly their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, particularly labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Revenues	$989,042	$893,216	$3,923,999	$3,490,276

Income from continuing operations	$24,313	$26,633	$128,630	$87,257
Discontinued operations, net of income taxes:
Income (loss) from operations	2,166	(28)	17,660	(855)
Loss on divestiture of operations	(881)	(7,202)	(1,381)	(15,822)

Net income	$25,598	$19,403	$144,909	$70,580

Earnings per common share:
Basic:
Income from continuing operations	$0.65	$0.73	$3.45	$2.44
Discontinued operations:
Income (loss) from operations	0.06	–	0.47	(0.03)
Loss on divestiture of operations	(0.03)	(0.20)	(0.04)	(0.44)

Net income	$0.68	$0.53	$3.88	$1.97

Diluted:
Income from continuing operations	$0.56	$0.63	$2.84	$2.06
Discontinued operations:
Income (loss) from operations	0.05	–	0.39	(0.02)
Loss on divestiture of operations	(0.02)	(0.17)	(0.03)	(0.37)

Net income	$0.59	$0.46	$3.20	$1.67

Shares used in computing earnings per common share:
Basic	37,472	36,200	37,328	35,774
Diluted	43,736	42,639	45,239	42,403

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Revenues	$989,042	$893,216	$3,923,999	$3,490,276

Salaries, wages and benefits	537,129	488,479	2,112,736	1,937,054
Supplies	155,855	122,164	574,911	476,359
Rent	69,596	65,930	274,524	258,703
Other operating expenses	160,409	148,406	648,496	575,426
Depreciation and amortization	27,709	23,156	103,156	89,093
Interest expense	1,728	1,912	8,098	12,814
Investment income	(3,210)	(1,786)	(11,060)	(6,425)

	949,216	848,261	3,710,861	3,343,024

Income from continuing operations before reorganization items and income taxes	39,826	44,955	213,138	147,252
Reorganization items	(268)	–	(1,639)	(304)

Income from continuing operations before income taxes	40,094	44,955	214,777	147,556
Provision for income taxes	15,781	18,322	86,147	60,299

Income from continuing operations	24,313	26,633	128,630	87,257
Discontinued operations, net of income taxes:
Income (loss) from operations	2,166	(28)	17,660	(855)
Loss on divestiture of operations	(881)	(7,202)	(1,381)	(15,822)

Net income	$25,598	$19,403	$144,909	$70,580

Earnings per common share:
Basic:
Income from continuing operations	$0.65	$0.73	$3.45	$2.44
Discontinued operations:
Income (loss) from operations	0.06	–	0.47	(0.03)
Loss on divestiture of operations	(0.03)	(0.20)	(0.04)	(0.44)

Net income	$0.68	$0.53	$3.88	$1.97

Diluted:
Income from continuing operations	$0.56	$0.63	$2.84	$2.06
Discontinued operations:
Income (loss) from operations	0.05	–	0.39	(0.02)
Loss on divestiture of operations	(0.02)	(0.17)	(0.03)	(0.37)

Net income	$0.59	$0.46	$3.20	$1.67

Shares used in computing earnings per common share:
Basic	37,472	36,200	37,328	35,774
Diluted	43,736	42,639	45,239	42,403

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$83,420	$69,128
Cash – restricted	5,135	6,054
Insurance subsidiary investments	231,134	238,856
Accounts receivable less allowance for loss	479,605	400,517
Inventories	43,731	35,025
Deferred tax assets	61,078	70,137
Assets held for sale	12,056	22,672
Other	28,805	31,954

	944,964	874,343

Property and equipment	891,009	765,586
Accumulated depreciation	(369,393)	(273,880)

	521,616	491,706

Goodwill	69,879	31,582
Insurance subsidiary investments	48,796	41,651
Deferred tax assets	73,750	91,180
Other	101,556	62,831

	$1,760,561	$1,593,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,547	$122,176
Salaries, wages and other compensation	244,851	230,056
Due to third party payors	26,642	33,910
Professional liability risks	70,090	82,609
Other accrued liabilities	79,704	76,985
Income taxes	58,572	26,748
Long-term debt due within one year	6,221	5,282

	620,627	577,766

Long-term debt	26,323	32,544
Professional liability risks	182,113	204,713
Deferred credits and other liabilities	60,962	58,485

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 37,331 shares – December 31, 2005 and 37,189 shares – December 31, 2004	9,333	9,297
Capital in excess of par value	673,358	636,015
Deferred compensation	(14,228)	(7,353)
Accumulated other comprehensive income (loss)	(60)	468
Retained earnings	202,133	81,358

	870,536	719,785

	$1,760,561	$1,593,293

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$25,598	$19,403	$144,909	$70,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,980	23,623	104,506	91,474
Amortization of deferred compensation costs	2,809	2,020	9,470	7,217
Provision for doubtful accounts	1,668	5,418	14,867	23,222
Deferred income taxes	50,286	45,981	50,286	45,981
Loss on divestiture of discontinued operations	881	7,202	1,381	15,822
Reorganization items	(268)	–	(1,639)	(304)
Other	(232)	2,753	(2,687)	7,632
Change in operating assets and liabilities:
Accounts receivable	100,853	25,627	(70,555)	2,541
Inventories and other assets	3,390	1,927	(3,509)	5,368
Accounts payable	5,417	(598)	4,413	(5,136)
Income taxes	(37,414)	(28,203)	37,254	10,347
Due to third party payors	2,809	13,041	(7,268)	2,504
Other accrued liabilities	(27,807)	(23,928)	(18,295)	(9,119)

Net cash provided by operating activities	155,970	94,266	263,133	268,129

Cash flows from investing activities:
Purchase of property and equipment	(45,950)	(34,460)	(126,063)	(92,388)
Acquisition of healthcare facilities	(40,899)	(38,052)	(114,818)	(58,212)
Sale of assets	6,003	5,268	17,199	29,826
Purchase of insurance subsidiary investments	(69,575)	(74,254)	(336,391)	(113,033)
Sale of insurance subsidiary investments	91,663	46,740	334,820	75,918
Net change in insurance subsidiary cash and cash equivalents	(19,053)	16,431	1,899	(23,511)
Net change in other investments	(125)	–	3,344	4,405
Other	(2,009)	155	(215)	4,591

Net cash used in investing activities	(79,945)	(78,172)	(220,225)	(172,404)

Cash flows from financing activities:
Repayment of long-term debt	(1,401)	(1,209)	(5,282)	(105,023)
Payment of deferred financing costs	(331)	(1,072)	(702)	(5,120)
Issuance of common stock	1,162	1,415	24,873	8,778
Repurchase of common stock	(47,964)	–	(47,964)	–
Other	17,819	24,161	459	8,244

Net cash provided by (used in)financing activities	(30,715)	23,295	(28,616)	(93,121)

Change in cash and cash equivalents	45,310	39,389	14,292	2,604
Cash and cash equivalents at beginning of period	38,110	29,739	69,128	66,524

Cash and cash equivalents at end of period	$83,420	$69,128	$83,420	$69,128

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2004 Quarters					2005 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$847,846	$875,271	$873,943	$893,216	$3,490,276	$930,473	$1,035,865	$968,619	$989,042	$3,923,999

Salaries, wages and benefits	477,924	480,251	490,400	488,479	1,937,054	508,680	535,605	531,322	537,129	2,112,736
Supplies	114,794	118,722	120,679	122,164	476,359	127,615	145,329	146,112	155,855	574,911
Rent	62,834	64,310	65,629	65,930	258,703	67,184	68,783	68,961	69,596	274,524
Other operating expenses	139,893	144,361	142,766	148,406	575,426	149,000	175,603	163,484	160,409	648,496
Depreciation and amortization	21,303	21,963	22,671	23,156	89,093	23,768	25,213	26,466	27,709	103,156
Interest expense	3,654	4,713	2,535	1,912	12,814	2,000	2,439	1,931	1,728	8,098
Investment income	(1,213)	(1,823)	(1,603)	(1,786)	(6,425)	(2,347)	(3,031)	(2,472)	(3,210)	(11,060)

	819,189	832,497	843,077	848,261	3,343,024	875,900	949,941	935,804	949,216	3,710,861

Income from continuing operations before reorganization items and income taxes	28,657	42,774	30,866	44,955	147,252	54,573	85,924	32,815	39,826	213,138
Reorganization items	–	(304)	–	–	(304)	(1,371)	–	–	(268)	(1,639)

Income from continuing operations before income taxes	28,657	43,078	30,866	44,955	147,556	55,944	85,924	32,815	40,094	214,777
Provision for income taxes	12,045	17,722	12,210	18,322	60,299	22,567	34,533	13,266	15,781	86,147

Income from continuing operations	16,612	25,356	18,656	26,633	87,257	33,377	51,391	19,549	24,313	128,630
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,772)	(2,524)	4,469	(28)	(855)	3,513	12,029	(48)	2,166	17,660
Gain (loss) on divestiture of operations	–	(1,063)	(7,557)	(7,202)	(15,822)	–	2,647	(3,147)	(881)	(1,381)

Net income	$13,840	$21,769	$15,568	$19,403	$70,580	$36,890	$66,067	$16,354	$25,598	$144,909

Earnings per common share:
Basic:
Income from continuing operations	$0.47	$0.71	$0.52	$0.73	$2.44	$0.92	$1.37	$0.51	$0.65	$3.45
Discontinued operations:
Income (loss) from operations	(0.08)	(0.07)	0.12	–	(0.03)	0.10	0.32	–	0.06	0.47
Gain (loss) on divestiture of operations	–	(0.03)	(0.21)	(0.20)	(0.44)	–	0.07	(0.08)	(0.03)	(0.04)

Net income	$0.39	$0.61	$0.43	$0.53	$1.97	$1.02	$1.76	$0.43	$0.68	$3.88

Diluted:
Income from continuing operations	$0.39	$0.61	$0.44	$0.63	$2.06	$0.75	$1.11	$0.43	$0.56	$2.84
Discontinued operations:
Income (loss) from operations	(0.07)	(0.06)	0.11	–	(0.02)	0.08	0.26	–	0.05	0.39
Gain (loss) on divestiture of operations	–	(0.03)	(0.18)	(0.17)	(0.37)	–	0.06	(0.07)	(0.02)	(0.03)

Net income	$0.32	$0.52	$0.37	$0.46	$1.67	$0.83	$1.43	$0.36	$0.59	$3.20

Shares used in computing earnings per common share:
Basic	35,414	35,536	35,939	36,200	35,774	36,312	37,495	38,013	37,472	37,328
Diluted	42,721	41,913	42,293	42,639	42,403	44,410	46,367	46,033	43,736	45,239

KINDRED HEALTHCARE, INC.

Business Segment Data

(In thousands)

	2004 Quarters					2005 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$343,349	$350,097	$350,852	$354,360	$1,398,658	$393,040	$434,562	$389,776	$390,742	$1,608,120
Health services division	424,422	440,935	438,035	451,703	1,755,095	443,144	484,581	461,272	470,501	1,859,498
Rehabilitation division	52,699	52,588	61,157	61,982	228,426	64,947	65,365	65,553	66,908	262,773
Pharmacy division	79,746	84,346	96,591	99,352	360,035	107,957	131,849	135,165	147,254	522,225

	900,216	927,966	946,635	967,397	3,742,214	1,009,088	1,116,357	1,051,766	1,075,405	4,252,616
Eliminations:
Rehabilitation	(34,830)	(35,470)	(45,545)	(45,675)	(161,520)	(48,497)	(49,139)	(50,932)	(51,619)	(200,187)
Pharmacy	(17,540)	(17,225)	(27,147)	(28,506)	(90,418)	(30,118)	(31,353)	(32,215)	(34,744)	(128,430)

	(52,370)	(52,695)	(72,692)	(74,181)	(251,938)	(78,615)	(80,492)	(83,147)	(86,363)	(328,617)

	$847,846	$875,271	$873,943	$893,216	$3,490,276	$930,473	$1,035,865	$968,619	$989,042	$3,923,999

Income from continuing operations:
Operating income (loss):
Hospital division	$79,687	$86,120	$79,210	$83,933	$328,950	$101,801	$134,263	$90,728	$92,754	$419,546
Health services division	48,031	62,403	57,086	67,265	234,785	53,680	65,447	49,928	55,035	224,090
Rehabilitation division	8,519	7,265	7,737	7,910	31,431	9,711	6,989	7,913	7,439	32,052
Pharmacy division	7,609	7,729	10,853	10,871	37,062	11,454	13,298	14,455	17,630	56,837
Corporate:
Overhead	(26,834)	(30,356)	(33,028)	(33,531)	(123,749)	(29,115)	(38,052)	(32,631)	(34,716)	(134,514)
Insurance subsidiary	(1,777)	(1,224)	(1,760)	(2,281)	(7,042)	(2,353)	(2,617)	(2,692)	(2,493)	(10,155)

	(28,611)	(31,580)	(34,788)	(35,812)	(130,791)	(31,468)	(40,669)	(35,323)	(37,209)	(144,669)

	115,235	131,937	120,098	134,167	501,437	145,178	179,328	127,701	135,649	587,856
Reorganization items	–	304	–	–	304	1,371	–	–	268	1,639

Operating income	115,235	132,241	120,098	134,167	501,741	146,549	179,328	127,701	135,917	589,495
Rent	(62,834)	(64,310)	(65,629)	(65,930)	(258,703)	(67,184)	(68,783)	(68,961)	(69,596)	(274,524)
Depreciation and amortization	(21,303)	(21,963)	(22,671)	(23,156)	(89,093)	(23,768)	(25,213)	(26,466)	(27,709)	(103,156)
Interest, net	(2,441)	(2,890)	(932)	(126)	(6,389)	347	592	541	1,482	2,962

Income from continuing operations before income taxes	28,657	43,078	30,866	44,955	147,556	55,944	85,924	32,815	40,094	214,777
Provision for income taxes	12,045	17,722	12,210	18,322	60,299	22,567	34,533	13,266	15,781	86,147

	$16,612	$25,356	$18,656	$26,633	$87,257	$33,377	$51,391	$19,549	$24,313	$128,630

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(In thousands)

	2004 Quarters					2005 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Rent:
Hospital division	$22,488	$23,168	$23,898	$24,077	$93,631	$24,717	$25,244	$25,366	$25,529	$100,856
Health services division	39,014	39,587	40,111	40,245	158,957	40,674	41,429	41,473	41,555	165,131
Rehabilitation division	611	708	747	773	2,839	800	817	817	809	3,243
Pharmacy division	662	790	812	780	3,044	926	1,169	1,226	1,614	4,935
Corporate	59	57	61	55	232	67	124	79	89	359

	$62,834	$64,310	$65,629	$65,930	$258,703	$67,184	$68,783	$68,961	$69,596	$274,524

Depreciation and amortization:
Hospital division	$8,257	$8,496	$8,923	$9,401	$35,077	$9,554	$9,836	$10,579	$10,979	$40,948
Health services division	6,357	6,518	6,612	6,970	26,457	7,476	7,914	8,271	8,975	32,636
Rehabilitation division	33	37	38	51	159	54	56	57	64	231
Pharmacy division	530	583	603	718	2,434	926	1,521	1,525	1,779	5,751
Corporate	6,126	6,329	6,495	6,016	24,966	5,758	5,886	6,034	5,912	23,590

	$21,303	$21,963	$22,671	$23,156	$89,093	$23,768	$25,213	$26,466	$27,709	$103,156

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$5,406	$5,177	$8,867	$10,697	$30,147	$8,235	$11,289	$11,634	$14,145	$45,303
Health services division	8,450	6,487	7,074	14,692	36,703	6,957	10,986	14,488	17,915	50,346
Rehabilitation division	47	56	19	246	368	2	96	17	538	653
Pharmacy division	773	1,075	1,004	1,977	4,829	1,075	1,506	1,562	2,820	6,963
Corporate:
Information systems	2,651	4,033	4,251	4,892	15,827	1,462	4,171	5,580	9,191	20,404
Other	554	829	1,175	1,956	4,514	232	550	271	1,341	2,394

	$17,881	$17,657	$22,390	$34,460	$92,388	$17,963	$28,598	$33,552	$45,950	$126,063

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2004 Quarters					2005 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	66	68	72	72		73	73	73	74
Number of licensed beds	5,245	5,396	5,569	5,569		5,603	5,603	5,603	5,694

Revenue mix % (a):
Medicare	67	64	63	63	65	65	71	65	65	67
Medicaid	7	8	8	7	7	6	6	7	6	6
Private and other	26	28	29	30	28	29	23	28	29	27

Admissions:
Medicare	6,780	6,674	6,550	6,719	26,723	7,397	7,080	7,106	7,287	28,870
Medicaid	682	789	763	741	2,975	727	823	845	827	3,222
Private and other	1,243	1,401	1,369	1,495	5,508	1,564	1,528	1,495	1,503	6,090

	8,705	8,864	8,682	8,955	35,206	9,688	9,431	9,446	9,617	38,182

Admissions mix %:
Medicare	78	75	75	75	76	76	75	75	76	76
Medicaid	8	9	9	8	8	8	9	9	8	8
Private and other	14	16	16	17	16	16	16	16	16	16

Patient days:
Medicare	206,256	200,628	190,466	190,772	788,122	207,670	209,670	197,725	199,857	814,922
Medicaid	27,670	29,228	30,435	30,200	117,533	26,660	28,361	30,489	29,867	115,377
Private and other	51,856	52,640	53,571	56,160	214,227	61,052	55,622	53,535	57,633	227,842

	285,782	282,496	274,472	277,132	1,119,882	295,382	293,653	281,749	287,357	1,158,141

Average length of stay:
Medicare	30.4	30.1	29.1	28.4	29.5	28.1	29.6	27.8	27.4	28.2
Medicaid	40.6	37.0	39.9	40.8	39.5	36.7	34.5	36.1	36.1	35.8
Private and other	41.7	37.6	39.1	37.6	38.9	39.0	36.4	35.8	38.3	37.4
Weighted average	32.8	31.9	31.6	30.9	31.8	30.5	31.1	29.8	29.9	30.3

Revenues per admission (a):
Medicare	$33,722	$33,902	$33,963	$33,466	$33,762	$34,750	$43,798	$35,871	$34,960	$37,298
Medicaid	34,701	34,102	35,889	33,155	34,462	30,295	30,887	32,385	29,014	30,665
Private and other	73,248	69,184	73,784	70,188	71,517	72,872	64,824	71,913	74,516	71,023
Weighted average	39,443	39,497	40,411	39,571	39,728	40,570	46,078	41,264	40,630	42,117

Revenues per patient day (a):
Medicare	$1,109	$1,128	$1,168	$1,179	$1,145	$1,238	$1,479	$1,289	$1,275	$1,321
Medicaid	855	921	900	814	872	826	896	898	803	856
Private and other	1,756	1,841	1,886	1,868	1,839	1,867	1,781	2,008	1,943	1,898
Weighted average	1,202	1,239	1,278	1,279	1,249	1,331	1,480	1,383	1,360	1,388

Medicare case mix index (discharged patients only)	1.26	1.25	1.21	1.19	1.23	1.22	1.25	1.20	1.11	1.19

Average daily census	3,140	3,104	2,983	3,012	3,060	3,282	3,227	3,062	3,123	3,173

Occupancy %	63.1	60.7	57.0	56.3	59.2	61.2	59.9	56.9	58.5	59.1

(a)	Includes income of $2.2 million in the first quarter of 2004, $3.9 million in the second quarter of 2004, $1.6 million in the third quarter of 2004, $2.9 million in the first quarter of 2005, $54.6 million in the second quarter of 2005, $5.9 million in the third quarter of 2005 and $1.9 million in the fourth quarter of 2005 related to certain Medicare reimbursement issues.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2004 Quarters						2005 Quarters
	First	Second		Third	Fourth	Year	First	Second		Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	236	236		236	236		236	237		237	237
Managed	7	7		7	7		7	5		5	5

	243	243		243	243		243	242		242	242

Number of licensed beds:
Owned or leased	30,184	30,180		30,161	30,161		30,161	30,266		30,264	30,264
Managed	803	803		803	803		803	605		605	605

	30,987	30,983		30,964	30,964		30,964	30,871		30,869	30,869

Revenue mix %:
Medicare	36	33		32	32	33	35	32		32	33	33
Medicaid	46	49	(a)	50	50	49	47	51	(b)	50	49	49
Private and other	18	18		18	18	18	18	17		18	18	18

Patient days (excludes managed facilities):
Medicare	412,746	390,347		367,886	372,205	1,543,184	394,310	396,230		378,714	381,430	1,550,684
Medicaid	1,585,728	1,600,172		1,645,362	1,630,491	6,461,753	1,564,779	1,568,306		1,601,714	1,591,713	6,326,512
Private and other	386,815	389,974		395,923	400,985	1,573,697	385,093	383,986		396,053	414,738	1,579,870

	2,385,289	2,380,493		2,409,171	2,403,681	9,578,634	2,344,182	2,348,522		2,376,481	2,387,881	9,457,066

Patient day mix %:
Medicare	17	17		15	15	16	17	17		16	16	16
Medicaid	67	67		68	68	68	67	67		67	67	67
Private and other	16	16		17	17	16	16	16		17	17	17

Revenues per patient day:
Medicare Part A	$331	$331		$335	$347	$336	$347	$346		$349	$364	$352
Total Medicare (including Part B)	373	375		385	395	381	388	389		395	404	394
Medicaid	122	135	(a)	133	138	132	134	159	(b)	144	144	145
Private and other	199	201		198	199	199	207	211		206	211	209
Weighted average	178	185		182	188	183	189	206		194	197	197

Average daily census	26,212	26,159		26,187	26,127	26,171	26,046	25,808		25,831	25,955	25,910
Occupancy %	86.5	86.3		86.3	86.3	86.4	86.0	85.3		85.3	85.8	85.6

Rehabilitation data:
Revenue mix %:
Company-operated	70	71		76	75	73	76	77		78	77	76
Non-affiliated	30	29		24	25	27	24	23		22	23	24

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	28,188	28,164		28,476	28,634		29,105	28,649		28,649	28,657
Non-affiliated	35,102	36,385		36,671	37,561		46,745	56,112		55,201	64,625

	63,290	64,549		65,147	66,195		75,850	84,761		83,850	93,282

(a)	Includes income of $8.7 million for periods prior to April 1, 2004 related to retroactive Medicaid rate increases in the state of North Carolina. Related provider tax expense of $2.8 million under this program was recorded in other operating expenses.

(b)	Includes income of $31.8 million for periods prior to April 1, 2005 related to retroactive Medicaid rate increases in the state of Indiana. Related provider tax expense of $16.0 million under this program was recorded in other operating expenses.